Exhibit 99.(a)(1)(O)

AMENDMENT NO. 2 TO OFFER TO EXCHANGE

OUTSTANDING OPTIONS TO PURCHASE COMMON STOCK

The Offer is hereby amended and supplemented as follows:

Section 16, Information About Us, is hereby amended to add the following text at the end of such section:

“We issued a press release dated May 1, 2007 regarding selected unaudited and audited financial results for the quarter and year ended March 31, 2007. A copy of such release was furnished as Exhibit 99.1 to our Current Report on Form 8-K dated May 1, 2007.”